Immediate
Lori Stafford
262-636-1001 l.stafford@na.modine.com

Modine's Electronics Cooling Group Closes Mexico Plant & Moves Business to Lancaster, PA and Asia

RACINE, WI., June 17, 2004 -- Modine Manufacturing Company (NASDAQ: MODI), through its Electronics Cooling Group, Thermacore International, Inc., announced today it will close its Guaymas, Mexico facility and move the business to other North American and Asian plants. The move, which will be completed within four months, is designed to reduce operating expenses, improve utilization of assets and focus manufacturing operations closer to the electronics customer's assembly locations. The estimated financial impact is $3 million (pretax), which includes accelerated depreciation, severance, transfer, and lease related expenses. It is anticipated this amount will be recognized during the first half of Modine's current fiscal year.

"Most of the assembly growth for our electronics customers is in Asia, and this will help us to serve those customers more effectively," said Tom Neyens, Modine's General Manager of the Electronics Cooling Group.

Guaymas, a leased 100,000 square foot facility that opened in 1998, currently produces various thermal solutions for commercial electronics devices such as PCs, workstations, servers and telecommunications equipment. The products manufactured in Mexico include heat pipes and heat pipe assemblies, folded fin heat sinks and air-to-air heat pipe heat exchangers.

Modine announced in March that it will more than double the output of the Thermacore plant in Taiwan to increase production of their high performance heat pipes to nearly 1.2 million units a month. Heat pipe technology is the critical component necessary to efficiently remove heat from high performance chips in electronics such as computers and servers.

Modine's Lancaster, Pennsylvania plant will also step up production to fill the void that will be caused when the Mexico facility is closed. Modine's Electronics Cooling Group is a global supplier of thermal solutions for the computer, communications, military/aerospace, medical, test equipment and power electronics industries. Visit Thermacore on the web at www.thermacore.com or send an e-mail to info@thermacore.com. With manufacturing and design locations in the USA, Mexico, United Kingdom, Taiwan, Japan, and Korea, Thermacore provides quality manufacturing to OEMs worldwide with local design support and manufacturing.

Modine and its Electronics Cooling Group employ more than 500 thermal design engineers who are focused on providing cooling solutions to their customers. Modine specializes in thermal management, bringing heating and cooling technology to diversified markets, employing nearly 8,000 people at 34 production facilities worldwide. Modine products are used in light, medium and heavy-duty vehicles, HVAC (heating, ventilating, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. For more information and pictures of our plants, go to the Internet at www.modine.com.

This news release contains statements, including information about future financial performance, accompanied by phrases such as "believes," "estimates," "expects," "plans," "anticipates," "will," "intends," and other similar "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, which are identified on page 25 of the Modine's 2003 Annual Report to Shareholders and other recent Modine filings with the Securities and Exchange Commission. These forward-looking statements are particularly subject to a number of risks and uncertainties, including international economic changes and challenges; market acceptance and demand for new products and technologies, and the ability of Modine and Thermacore, their customers and suppliers to achieve projected sales and production levels; and unanticipated product or manufacturing difficulties. Modine does not assume any obligation to update any of these forward-looking statements.